Exhibit 99

Lockheed Martin Corporation

Annual Cash Compensation of Named Executive Officers

Named Executive Officer[1]	Base Salary (as of 12/31/04)	2004 MICP Incentive Compensation Award
Vance D. Coffman Chairman[2]	$1,800,000	$2,300,000
Robert J. Stevens President & CEO	1,205,000	2,300,000
Michael F. Camardo Executive Vice President – Information & Technology Services	640,000	754,000
Robert B. Coutts Executive Vice President – Electronic Systems	732,000	862,400
Dain M. Hancock Vice President[3]	732,000	896,900
Frank H. Menaker Senior Vice President & General Counsel	754,000	721,600
Albert E. Smith Vice President[4]	690,000	793,400

[1]	Consistent with SEC rules, the named executive officers reflected include: (i) the individuals serving as Chief Executive Officer of the Corporation during 2004; (ii) the four most highly compensated executive officers other than the CEO; and (iii) up to two additional individuals for whom disclosures would have been provided but for the fact that the person was not serving as an executive officer of the Corporation at the end of 2004.
[2]	Dr. Coffman served as CEO until August 2004.
[3]	Mr. Hancock served as Executive Vice President – Aeronautics until January 2005.
[4]	Mr. Smith served as Executive Vice President – Information Systems & Solutions until June 2004 and retired on February 1, 2005.